Exhibit 99.1
FOR IMMEDIATE RELEASE
ACCO BRANDS CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS
•	Net sales increase 27% in 2005
•	Net income declines 13% in 2005
•	Cash position strong—$91 million at year end
•	Reaffirms long-term revenue, operating income and earnings per share targets
•	Releases pro-forma results for 2004 and 2005
LINCOLNSHIRE, ILLINOIS, February 14, 2006 — ACCO Brands Corporation (NYSE: ABD), a world leader in branded office products, reported its fourth quarter and fiscal 2005 results today. Reported results include the operations of General Binding Corporation (“GBC”) beginning from the date of the merger of ACCO Brands and GBC, August 17, 2005.
“The 2005 year was of great significance to ACCO Brands,” said David D. Campbell, chairman and chief executive officer. “The spin-off of ACCO World from Fortune Brands and subsequent merger with GBC to create the only publicly traded pure-play office products company, affords an opportunity for investors to participate in the upside potential offered by the new ACCO Brands Corporation.
“We now have compelling leadership positions in our key categories, significant cost-savings opportunities which will allow us to reinvest in innovation and brand-building, and initiatives that will further strengthen our asset management—the combination of which should yield long-term revenue and profit growth for our company.
“In the fourth quarter we have substantially completed all integration planning relating to 2006 for the Office Products Group of ACCO and GBC, and made significant progress relocating our people and upgrading our information technology systems. We took action to strengthen our management team, adding new leadership within our European Office Products Group and other key functions. We also shared our vision with our major customers, who are responding favorably to our strategy of creating a branded office products powerhouse with fewer, stronger brands, supported by innovative products that provide a pricing umbrella for their private label lines,” he continued.

“We are now setting the stage for sales and operational integration actions in the first quarter of 2006. In addition, we are beginning a more formal review of the GBC commercial businesses, which we expect to complete in the second half of the year. We anticipate this review could yield additional cost saving opportunities beyond the savings identified for the Office Products Group.”
The company continues to believe that the integration and repositioning of its Office Products Group will yield annual ongoing net cost synergies of $40 million over the next three years, a portion of which it plans to reinvest in the business.
Summary:
•	Fourth quarter net sales increased 54%, to $513.0 million, and fiscal 2005 net sales increased 27%, to $1.49 billion. Results include the operations of GBC from August 17, 2005. On a pro forma basis (refer to p. 3 for an explanation of pro forma results) net sales decreased 2% for the quarter, but increased 3% for the year.
•	Net income declined for the fourth quarter and the year, by 6% and 13%, respectively, including unusual items. Adjusted pro forma net income declined 16% for the quarter and 30% for the year. (Refer to p. 3 for an explanation of adjusted pro forma results.)
“We finished our first partial year as a public company on a relatively strong note, given the challenging macroeconomic environment that affected many companies in the second half of 2005,” said Campbell. “Our cash flow was strong all year, enabling us to pre-pay
$24 million of debt in January 2006. However, we saw reduced earnings in our U.S. Office Products Group throughout the year, primarily because of higher raw materials costs and double-digit increases in distribution and freight costs.
“The 2006 year will be a transition period for ACCO Brands as we continue to take actions in the first half of the year necessary to offset the effects of unfavorable pricing and higher costs—which may include reducing our exposure to low-margin business. In addition, we have made up-front investments to enable the integration of our two businesses. These combined efforts should start producing benefits in the second half of 2006, as integration synergies begin to drop to the bottom line and our overall cost position improves. Our longer-term expectations for this business have not changed. Through sound strategies linked to innovation, lost-cost operations and strong asset management, and with the cost synergies we’ve identified, we’re confident that we’ll meet our previously stated long-term financial targets.”
Financial and Operating Review
Reported results for the fourth quarter of 2005 and for the portion of 2005 after the spin-off of the former ACCO World business from Fortune Brands and subsequent merger with GBC on August 17, 2005, reflect the status of the newly created public company. In order to provide a more meaningful comparison to prior-year numbers, the company has also presented pro forma results for the periods prior to December 31, 2005. In accordance with SEC regulations for the determination of pro forma results, the prior-period results have been prepared assuming that the merger with GBC had occurred on January 1, 2004. (Refer to the attached pro-forma schedules provided herein, as well as related SEC 8-K filings.)
Certain pro forma results are presented based on generally accepted accounting principles (GAAP), as well as on a non-GAAP basis. The non-GAAP measures, referred to as “adjusted” results, exclude all restructuring and restructuring-related non-recurring items for the combined pro forma company. Adjusted pro forma information is provided to assist in the comparability with current-period results.
Fourth Quarter:
Net sales increased 54%, to $513.0 million, compared to $332.3 million in the prior-year quarter. On a pro forma basis, including the results of GBC in the comparable prior-year period, net sales decreased 2%, from $523.2 million in the prior-year quarter. Excluding the impacts of foreign currency, underlying pro forma sales declined 1%. The decline was due to lower volume in Office Products and Commercial—IPFG, offsetting strong double-digit volume growth in Computer Products.
Net income decreased to $26.2 million, or $0.48 per share, compared to $27.9 million, or $0.78 per share, in the prior-year quarter. Net income includes transaction-related expenses, restructuring and non-recurring after-tax costs, totaling a charge of $4.9 million, or $0.09 per share, in the current year, and $2.1 million, or $0.06 per share, in the prior year.
Adjusted pro forma net income for the combined pro forma company decreased 16%, to $24.3 million, or $0.45 per share, compared to $29.0 million, or $0.55 per share, in the prior-year quarter. The decline was due to higher raw material, distribution and freight costs which compressed gross margin.
Full-Year 2005:
Net sales increased 27%, to $1.49 billion, compared to $1.18 billion in 2004. On a pro forma basis, net sales increased 3%, to $1.94 billion, compared to $1.89 billion. Excluding the impacts of foreign currency, underlying pro forma sales increased 2%. The increase was attributable primarily to strong double-digit growth in Computer Products.
Net income was $59.5 million, or $1.40 per share, compared to $68.5 million, or $1.92 per share, in the prior year. Net income included transaction-related expenses and restructuring and non-recurring after-tax costs of $12.2 million, or $0.29 per share, in the current year, and $26.7 million, or $0.75 per share in the prior year. The company’s effective tax rate was significantly higher in 2005, a result of the one-time tax restructuring charge booked during the 2005 third quarter and a tax charge on foreign earnings repatriated earlier in the year. This compared to an abnormally low effective tax rate in the prior year, the result of a one-time income tax benefit in the third quarter of 2004.
Adjusted pro forma net income was $54.8 million, or $1.03 per share, compared to $78.4 million, or $1.49 per share, in the prior year. Unfavorable pricing in certain office products categories where the former ACCO World and GBC businesses overlapped, higher raw material costs and double-digit increases in distribution and freight costs offset growth in Computer Products.
The company generated a significant amount of cash—$80 million—since March 15, 2005, the date of the merger announcement. As such, the company pre-paid $24 million of debt in January 2006, satisfying all of its principal debt payment requirements for 2006.
Today the company filed restated audited financial statements with the S.E.C. to reflect a technical accounting adjustment related to deferred taxes. The restatement is for the years 2002 through 2004, and for the first three quarters of 2005. The adjustments are limited to income tax accounting adjustments affecting the balance sheet for all years and reported tax expense in 2002 only. Importantly, the adjustments are all non-cash items and the restatement does not affect previously reported revenue, pre-tax earnings or cash flow for the respective periods, nor did it result in additional income tax payments. The restatement does not affect the company’s business prospects, earnings outlook or future cash flow. The company has entered into an amendment to its senior secured credit agreement pursuant to which its lenders have waived any default that may have arisen as a result of restating these financial statements for the technical accounting adjustments.
Results of Business Segments
Office Products Group
Fourth Quarter:
Office Products net sales increased 36%, to $340.7 million, compared to $250.8 million in the prior-year quarter. On a pro forma basis net sales declined 4%, and excluding the impacts of currency declined 3%. Fourth quarter volume declined 3%, despite volume growth in the previous three months. The decline was the result of the loss of a customer contract for both ring binders and storage boxes, customer de-stocking and lower volume in Europe in the month of December. These factors offset growth in other categories.
Office Products reported operating income declined from $31.7 million, to $26.2 million, including restructuring and restructuring-related non-recurring charges in the current-year period. Adjusted pro forma operating income declined 28%, to $31.5 million, compared to $43.9 million in the prior-year quarter. The decline was the result of the lower volume in Europe in the month of December, unfavorable pricing in certain categories, as well as higher raw material, distribution and freight costs.
Full-Year 2005:
Office Products net sales increased 15%, to $1.07 billion, compared to $928.1 million in the prior year. On a pro forma basis the increase was modest, and excluding the impacts of currency was a decline of 1%. The 1% decline was the result of unfavorable pricing established prior to the merger from price competition between ACCO World and GBC. Volume was flat as share loss in ring binders and storage boxes were offset by growth in other categories.

Office Products operating income increased 31%, to $84.3 million, compared to $64.6 million in the prior-year quarter, including restructuring and restructuring-related non-recurring charges in the current and prior years of $5.5 million and $36.9 million, respectively. Adjusted pro forma operating income declined 20%, to $97.4 million, compared to $122.1 million in the prior year. The decline was the result of higher raw material, distribution and freight costs—particularly in the second half of the year, as well as the unfavorable pricing throughout the year that was established prior to the merger and unfavorable mix shift.
Computer Products Group
(Note: This segment was unaffected by the GBC merger.)
Fourth Quarter: Computer Products again delivered double-digit sales growth, 13%, with sales of $56.0 million, compared to $49.7 million in the prior-year quarter. Excluding the impacts of currency, underlying growth was 14%. The strong sales growth was driven by new product launches, favorable industry dynamics driving increased sales of laptops and iPods®, share gains in certain product categories and favorable holiday volumes.
Computer Products operating income decreased 6%, to $10.7 million, compared to $11.4 million in the prior-year quarter. Operating margins declined to 19.1% from 22.9% as the sales growth came from lower gross margin mobile accessories and as a result of increased investments in research and development and promotional and marketing activities.
Full-Year 2005: Computer Products delivered robust sales growth all year—increasing 23%, to $208.7 million, versus $169.6 million in the prior year. Excluding the impacts of currency, underlying growth was 22%. The strong sales growth was driven by sales of mobile computing accessories and the company’s new line of Apple® iPod® accessories.
Computer Products operating income increased 34%, to $43.3 million, compared to $32.3 million in the prior year. Operating margins improved more than 100 basis points, benefiting from sales leverage, which more than offset changing product mix, higher freight costs to import product and increased spending in research and development and promotional and marketing activities.

Commercial-Industrial Print Finishing Group
Commercial-Industrial Print Finishing (“IPFG”) business was contributed as part of the merger with GBC and has not been merged into an existing ACCO Brands segment; therefore, it is presented on a standalone pro-forma basis below.
Fourth Quarter:
IPFG pro forma net sales declined 8%, to $43.7 million, compared to $47.3 million in the comparable prior-year quarter. Adjusting for currency, the decline was 5%, a result of lost volume following its third raw material-related price increase during 2005, and robust prior-year results.
IPFG adjusted pro forma operating income declined, to $3.1 million, from $5.1 million in the prior-year quarter, due primarily to volume declines and unprecedented increases in raw material costs, which were only partially offset by raw material-related price increases.
Full-Year 2005:
IPFG pro forma net sales increased 4%, to $182.0 million, compared to $175.1 million. Adjusting for currency, pro forma net sales increased 3%, benefiting from favorable pricing and volume gains.
IPFG adjusted pro forma operating income declined, to $13.1 million, from $14.8 million in the prior year. The decline was due to lower fourth-quarter volume and unprecedented increases in raw material costs, which were only partially offset by raw material-related price increases.
Other Commercial
Fourth Quarter:
Other Commercial net sales increased 128%, to $72.6 million, compared to $31.8 million in the prior-year quarter. On a pro forma basis the increase was 3%, with minimal currency effect. The underlying sales growth was driven by volume gains in document finishing equipment and supplies, while Day-Timers continued to maintain sales and share.
Other Commercial operating income increased 30%, to $11.2 million, compared to
$8.6 million in the prior-year quarter. Adjusted pro forma operating income declined modestly, to $11.7 million, from $12.0 million in the prior-year quarter.
Full-Year 2005:
Other Commercial net sales increased 82%, to $142.3 million, compared to $78.0 million in the prior year. On a pro forma basis the increase was 1%, and excluding the impacts of currency was up modestly.
Other Commercial reported operating income increased 58%, to $17.2 million, compared to $10.9 million in the prior year. Adjusted pro forma operating income declined to

$22.6 million, from $23.9 million in the prior year. The decrease resulted from higher raw material costs within the Document Finishing business.
Business Outlook
ACCO Brands believes that current macroeconomic growth factors should enable the company to exhibit longer-term growth rates comprising revenue growth in the low- to mid-single-digits, operating income growth in the mid- to high-single-digits and diluted earnings-per-share growth in the low-double-digits. Through de-leveraging and continued low capital intensity, the company expects to generate strong free cash flow.
The 2006 year will be one of transition for the company as it continues to integrate the ACCO World and GBC operations, adjust pricing and its cost basis to offset negative pressures from higher raw material, distribution and freight costs, and reduce its exposure to low-margin businesses. The company anticipates that these conditions will adversely impact results as a whole in the first half of 2006, with year-over-year declines, but the company expects to see the positive effects of synergies and an improved cost position in the second half of 2006. For 2006, excluding the affects of possibly reducing exposure to low-margin businesses and the impact of expensing stock-based compensation, the company expects low single-digit growth in net sales and adjusted EBITDA comparable to 2005 levels. The company will begin expensing costs of stock-based compensation in 2006, and anticipates those net of tax costs to be approximately $7 million, or $0.14 per share, for 2006. In addition, the company continues to anticipate incurring approximately $50 million of restructuring and restructuring-related non-recurring costs and a higher-level of capital expenditures related to the integration in 2006. The company still anticipates achieving a run-rate adjusted operating income margin, excluding restructuring and amortization of intangible assets, of 12% by the end of 2008.
Webcast
At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s fourth-quarter and full-year results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.
About ACCO Brands Corporation
ACCO Brands Corporation is a world leader in branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Non-GAAP Financial Measures
The non-GAAP measures, referred to as “adjusted” results, exclude all restructuring and restructuring-related non-recurring items for the combined pro forma company. Adjusted results are measures not derived in accordance with GAAP. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with measures presented by other companies.
Forward-Looking Statements
This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.
For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
	2005 (A)	2004	Change	2005 (A)	2004	Change
Net sales	513.0	332.3	54.4	1,487.5	1,175.7	26.5

Cost of products sold [B]	359.1	218.8	64.1	1,048	810.3	29.3
Advertising, selling, general and administrative [C]	105.2	65.1	61.6	307.0	247.8	23.9
Amortization of intangibles	2.5	0.4	525.0	4.9	1.3	276.9
Restructuring charges	2.5	0	nm	2.9	19.4	(85.1)

Operating Income	43.7	48.0	(9.0)	124.7	96.9	28.7

Interest expense, including allocation from parent	15.8	2.5	532.0	28.8	8.5	238.8
Other expense/(income), net	(0.7)	(1.2)	(41.7)	—	(1.2)	(100.0)

Income before income taxes, cumulative effect of change in accounting principle and minority interest	28.6	46.7	(38.8)	95.9	89.6	7.0

Income taxes	2.2	18.8	(88.3)	39.5	21.1	87.2
Minority Interest	0.2	0.0		0.2	0.0

Net income before change in accounting principle	26.2	27.9	(6.1)	56.2	68.5	(18.0)

Cumulative effect of change in accounting principle,	—	—	nm	3.3	—	nm

Net income	$26.2	$27.9	(6.1)	$59.5	$68.5	(13.1)

Basic earnings (loss) per common share:
Income before change in accounting principle	$0.50	$0.79	(36.7)	$1.35	$1.95	(30.8)
Change in accounting principle	$0.00	$0.00		$0.08	$0.00

Net income (loss)	$0.50	$0.79	(36.7)	$1.43	$1.95	(26.7)

Diluted earnings (loss) per common share:
Income before change in accounting principle	$0.48	$0.78	(38.5)	$1.32	$1.92	(31.3)
Change in accounting principle	$0.00	$0.00		$0.08	$0.00

Net income (loss)	$0.48	$0.78	(38.5)	$1.40	$1.92	(27.1)

Weighted average shares (000’s omitted):
Basic	52,555	34,969		41,531	34,969
Diluted	54,074	35,508		42,417	35,508

Actual shares at end of period (000’s omitted)	52,829	34,969		52,829	34,969
Fully diluted shares at end of period (000’s omitted)	55,123	35,509		55,123	35,509
(A)	The results of General Binding Corporation are included in the Company’s results from the acquisition date of August 17, 2005.
(B)	Includes restructuring implementation related non-recurring costs of $0.6 million and $0.3 million in three month periods ended December 31, 2005 and 2004, respectively, and $(1.3) million and $4.9 million in twelve month periods ended December 31, 2005 and 2004, respectively.
(C)	Includes restructuring implementation related non-recurring costs of $4.3 million and $3.2 million in three month periods ended December 31, 2005 and 2004, respectively, and $15.4 million and $13.3 million in twelve month periods ended December 31, 2005 and 2004, respectively.
(D)	During the fourth quarter of 2005, the company removed the one month lag in reporting from its European reporting companies, and restated all previously reported quarters, which resulted in recognition of a change in accounting principle.
Statistics (as a % of Total Net Sales, except for Income tax rate)

Gross Margin (B) (C)	30.0%	34.2%	29.5%	31.1%
SG&A (B) (C)	20.5%	19.6%	20.6%	21.1%
Operating Income	8.5%	14.4%	8.4%	8.2%
Income before Income Taxes	5.6%	14.1%	6.4%	7.6%
Net Income	5.1%	8.4%	4.0%	5.8%
Income tax rate	7.7%	40.3%	41.2%	23.5%

ACCO Brands Corporation
SEGMENT RESULTS
(Unaudited)
(Dollars in millions)

	2005 (1) (2) (3)			2004 (2)
		Operating			Operating		Sales	OI
	Net Sales	Income	OI Margin	Net Sales	Income	OI Margin	Change	Change

Q1:
Office Products	$216.3	$19.6	9.1%	$222.0	$13.1	5.9%	-2.6%	49.6%
Computer Products	44.3	8.9	20.1%	34.8	3.8	10.9%	27.3%	134.2%
Commercial-Industrial & Print Finishing	—	—		—	—
Other Commercial	14.2	0.2	1.4%	14.1	(0.2)	-1.4%	0.7%	-200.0%

Corporate	—	(2.6)		—	(3.2)			-18.8%

Total	$274.8	$26.1	9.5%	$270.9	$13.5	5.0%	1.4%	93.3%

	2005 (1) (2) (3)			2004 (2)
		Operating			Operating		Sales	OI
	Net Sales	Income	OI Margin	Net Sales	Income	OI Margin	Change	Change

Q2:
Office Products	$215.0	$13.5	6.3%	$216.6	$(6.6)	-3.0%	-0.7%	-304.5%
Computer Products	49.1	12.1	24.6%	38.9	7.2	18.5%	26.2%	68.1%
Commercial-Industrial & Print Finishing	—	—		—	—
Other Commercial	11.6	(0.3)	-2.6%	13.2	(0.4)	-3.0%	-12.1%	-25.0%

Corporate	—	(2.6)		—	(0.9)			188.9%

Total	$275.7	$22.7	8.2%	$268.7	$(0.7)	-0.3%	2.6%	nm

	2005 (1) (2) (3)			2004 (2)
		Operating			Operating		Sales	OI
	Net Sales	Income	OI Margin	Net Sales	Income	OI Margin	Change	Change

Q3:
Office Products	$296.0	$25.0	8.4%	$238.7	$26.4	11.1%	24.0%	-5.3%
Computer Products	59.3	11.6	19.6%	46.2	9.9	21.4%	28.4%	17.2%
Commercial-Industrial & Print Finishing	24.8	2.0	8.1%	—	—
Other Commercial	43.9	6.1	13.9%	18.9	2.9	15.3%	132.3%	110.3%

Corporate	—	(12.5)		—	(3.1)			303.2%

Total	$424.0	$32.2	7.6%	$303.8	$36.1	11.9%	39.6%	-10.8%

	2005 (1) (2) (3)			2004 (2)
		Operating			Operating		Sales	OI
	Net Sales	Income	OI Margin	Net Sales	Income	OI Margin	Change	Change

Q4:
Office Products	$340.7	$26.2	7.7%	$250.8	$31.7	12.6%	35.8%	-17.4%
Computer Products	56.0	10.7	19.1%	49.7	11.4	22.9%	12.7%	-6.1%
Commercial-Industrial & Print Finishing	43.7	2.4	5.5%	—	—
Other Commercial	72.6	11.2	15.4%	31.8	8.6	27.0%	128.3%	30.2%

Corporate	—	(6.8)		—	(3.7)			83.8%

Total	$513.0	$43.7	8.5%	$332.3	$48.0	14.4%	54.4%	-9.0%

	2005 (1) (2) (3)			2004 (2)
		Operating			Operating		Sales	OI
	Net Sales	Income	OI Margin	Net Sales	Income	OI Margin	Change	Change

YTD:
Office Products	$1,068.0	$84.3	7.9%	$928.1	$64.6	7.0%	15.1%	30.5%
Computer Products	208.7	43.3	20.7%	169.6	32.3	19.0%	23.1%	34.1%
Commercial-Industrial & Print Finishing	68.5	4.4	6.4%	—	—
Other Commercial	142.3	17.2	12.1%	78.0	10.9	14.0%	82.4%	57.8%

Corporate	—	(24.5)		—	(10.9)			124.7%

Total	$1,487.5	$124.7	8.4%	$1,175.7	$96.9	8.2%	26.5%	28.7%

(1)	The results of General Binding Corporation are included in the Company’s reported results from the acquisition date of August 17, 2005.
(2)	The above results include restructuring and restructuring-related non-recurring expenses, in accordance with U.S. GAAP.
(3)	During the fourth quarter of 2005, the company removed the one month lag in reporting from its European reporting companies, and restated all previously reported quarters, which resulted in recognition of a change in accounting principle.

ACCO Brands Corporation
SELECTED PRO FORMA FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Depreciation expense	$9.3	$11.0	$40.2	$46.8
Capital expenditures	$14.5	13.1	$33.8	$34.9
ACCO Brands Corporation
KEY STATS and RATIOS
(Unaudited)
(Dollars in millions)

Net Debt	12/31/2005
Short-term debt, including current portion of long-term debt	$30.1
Long-term debt	911.8

Total Debt	$941.9
Cash and temporary cash investments	(91.1)

Net Debt	$850.8

Leverage (debt to EBITDA)	Twelve months ended
12/31/2005
Adjusted EBITDA	$212.5

Net debt (see above)	$850.8

Leverage (net debt divided by Adjusted EBITDA)	4.0

Interest Coverage (EBITDA to Interest)	Twelve months ended
12/31/2005
Adjusted EBITDA	$212.5
Pro forma Interest Expense, net of interest income	$67.7

Interest Coverage (EBITDA divided by interest expense)	3.1

ACCO Brands Corporation
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Twelve Months Ended December 31,
	2005					2004
			(C)					(C)
			ACCO				(B)	ACCO
	(A)	(B)	Brands	(D)	ACCO	(A)	Pro	Brands	(D)	ACCO
	As	Pro Forma	Pro	Less:	Brands	As	Forma	Pro	Less:	Brands	%
	Reported	Adjustments	Forma	Charges	Adjusted	Reported	Adjustments	Forma	Charges	Adjusted	Change
Net sales	$1,487.5	$449.5	$1,937.0	$—	$1,937.0	$1,175.7	$711.3	$1,887.0	$—	$1,887.0	2.6%

Cost of products sold	1,048.0	322.5	1,370.5	1.3	1,371.8	810.3	502.6	1,312.9	(4.8)	1,308.1	4.9%

Advertising, selling, general and administrative	307.0	114.9	421.9	(19.6)	402.3	247.8	165.9	413.7	(14.2)	399.5	0.7%
Amortization of intangibles	4.9	5.8	10.7	—	10.7	1.3	9.1	10.4	—	10.4	2.9%
Restructuring charges	2.9	1.0	3.9	(3.9)	—	19.4	0.9	20.3	20.3	—

Operating Income/(loss)	124.7	5.3	130.0	22.2	152.2	96.9	129.7	129.7	39.3	169.0	-9.9%

Interest expense, including allocation from former parent	28.8	38.9	67.7	—	67.7	8.5	60.6	69.1	—	69.1	-2.0%
Other expense/(income), net	—	(0.5)	(0.5)	—	(0.5)	(1.2)	0.1	(1.1)	—	(1 1)	-54 5%

Income before income taxes, minority interest and change in accounting principle	95.9	(33.1)	62.8	22.2	85.0	89.6	(27.9)	61.7	39.3	101.0	-15.8%

Income taxes	39.5	(10.7)	28.8	4.5	33.3	21.1	(10.0)	11.1	11.5	22.6	47.3%
Minority interest expense, net of tax	0.2	—	0.2	—	0.2	—	—	—	—	—

Net income/(loss) before change in accounting principle	56.2	(22.4)	33.8	17.7	51.5	68.5	(17.9)	50.6	27.8	78.4	-34.3%

Cumulative effect of change in accounting principle, net of tax	3.3	—	3.3	—	3.3	—	—	—	—	—

Net income/(loss)	$59.5	$(22.4)	$37.1	$17.7	$54.8	$68.5	$(17.9)	$50.6	$27.8	$78.4	-30.1%

Pro Forma Earnings/(loss) per share:
Basic			$0.71		$1.05			$0.99		$1.53	-31.7%

Diluted			$0.70		$1.03			$0.96		$1.49	-31.0%

Weighted average shares outstanding:
Basic			52,324		52,324			51,140		51,140
Diluted			53,337		53,337			52,657		52,657

SUPPLEMENTAL EBITDA CALCULATION

Net Income/(Loss)			$37.1		$54.8			$50.6		$78.4	-30.1%
Change in accounting principle, net of tax			(3.3)		(3.3)			0.0		0.0
Minority interest expense, net of tax			0.2		0.2			0.0		0.0	nm
Income tax expense			28.8		33.3			11.1		22.6	47.3%
Interest expense, net			67.7		67.7			69.1		69.1	-2.0%
Other (income)/expense, net			(0.5)		(0.5)			(1.1)		(1.1)	-54.5%
Restructuring charges			3.9		0.0			20.3		0.0	nm
Amortization of Intangibles			10.7		10.7			10.4		10.4	2.9%
Amortization of SO’s and RSU’s			4.0		4.0			2.7		2.7	48.1%
Inventory acquisition expense			5.4		5.4			5.4		5.4	0.0%
Depreciation expense			40.2		40.2			46.8		46.8	-14.1%

Supplemental EBITDA			194.2		212.5			215.3		234.3	-9.3%
Restructuring related charges included in COS			(1.3)		0.0			4.8		0.0	nm
Restructuring related charges included in SG&A			19.6		0.0			14.2		0.0	nm

Adjusted EBITDA			$212.5		212.5			$234.3		$234.3	-9.3%

Statistics (as a % of Total Net Sales, except for Income tax rate)
			Pro Forma		Adjusted			Pro Forma		Adjusted
Gross Profit (Net sales, less Cost of products sold)			29.2%		29.2%			30.4%		30.7%
Advertising, selling, general and administrative			21.8%		20.8%			21.9%		21.2%
Operating Income			6.7%		7.9%			6.9%		9.0%
Income before income taxes, minority interest and change in accounting principle			3.2%		4.4%			3.3%		5.4%
Net income/(loss)			1.9%		2.8%			2.7%		4.2%
Income tax rate			45.9%		39.2%			18.0%		22.4%
Adjusted EBITDA			11.0%		11.0%			12.4%		12.4%

(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred in January 1 of each respective year, 2005 and 2004. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results.

ACCO Brands Corporation
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended December 31,
	2005					2004
		(B)	(C)					(C)
	(A)	Pro	ACCO	(D)	ACCO	(A)	(B)	ACCO	(D)	ACCO
	As	Forma	Brands	Less:	Brands	As	Pro Forma	Brands	Less:	Brands	%
	Reported	Adjustments	Pro Forma	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Adjusted	Change
Net sales	$513.0	$—	$513.0	$—	$513.0	$332.3	$190.9	$523.2	$—	$523.2	-1.9%

Cost of products sold	359.1	(2.0)	357.1	(0.6)	356.5	218.8	133.2	352.0	(0.3)	351.7	1.4%

Advertising, selling, general and administrative	105.2	(0.2)	105.0	(4.2)	100.8	65.1	40.1	105.2	(3.1)	102.1	-1.3%
Amortization of intangibles	2.5	—	2.5	—	2.5	0.4	2.2	2.6	—	2.6	-3.8%
Restructuring charges	2.5	—	2.5	(2.5)	—	—	—	—	—	—

Operating Income/(loss)	43.7	2.2	45.9	7.3	53.2	48.0	15.4	63.4	3.4	66.8	-20.4%

Interest expense, including allocation from former parent	15.8	—	15.8	—	15.8	2.5	14.7	17.2	—	17.2	-8.1%
Other expense/(income), net	(0.7)	—	(0.7)	—	(0.7)	(1.2)	2.1	0.9	—	0.9	-177.8%

Income before income taxes, minority interest and change in accounting principle	28.6	2.2	30.8	7.3	38.1	46.7	(1.4)	45.3	3.4	48.7	-21.8%

Income taxes	2.2	0.8	3.0	10.6	13.6	18.8	(0.5)	18.3	1.4	19.7	-31.0%
Minority interest expense, net of tax	0.2	—	0.2	—	0.2	—	—	—	—	—

Net income/(loss) before change in accounting principle	26.2	1.4	27.6	(3.3)	24.3	27.9	(0.9)	27.0	2.0	29.0	-16.2%

Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	—	—	—
Net Income/(loss)	$26.2	$1.4	$27.6	$(3.3)	$24.3	$27.9	$(0.9)	$27.0	$2.0	$29.0	-16.2%

Pro Forma Earnings/(loss) per share:
Basic			$0.53		$0.46			$0.53		$0.57	-18.4%

Diluted			$0.51		$0.45			$0.51		$0.55	-18.3%

Weighted average shares outstanding:
Basic			52,555		52,555			51,179		51,179
Diluted			54,074		54,074			52,695		52,695

SUPPLEMENTAL EBITDA CALCULATION

Net Income/(Loss)			$27.6		$24.3			$27.0		$29.0	-16.2%
Change in accounting principle, net of tax			0.0		0.0			0.0		0.0	nm
Minority Interest expense, net of tax			0.2		0.2			0.0		0.0	nm
Income tax expense			3.0		13.6			18.3		19.7	-31.0%
Interest expense, net			15.8		15.8			17.2		17.2	-8.1%
Other (income)/expense, net			(0.7)		(0.7)			0.9		0.9	-177.8%
Restructuring charges			2.5		0.0			0.0		0.0	nm
Amortization of Intangibles			2.5		2.5			2.6		2.6	-3.8%
Amortization of SO’s and RSU’s			0.6		0.6			0.3		0.3	100.0%
Inventory acquisition expense			0.0		0.0			0.0		0.0	nm
Depreciation expense			9.3		9.3			11.0		11.0	-15.5%

Supplemental EBITDA			60.8		65.6			77.3		80.7	-18.7%
Restructuring related charges included in COS			0.6		0.0			0.3		0.0	nm
Restructuring related charges included in SG&A			4.2		0.0			3.1		0.0	nm

Adjusted EBITDA			$65.6		$65.6			$80.7		$80.7	-18.7%

Statistics (as a % of Total Net Sales, except for Income tax rate)
			Pro					Pro
			Forma		Adjusted			Forma		Adjusted

Gross Profit (Net sales, less Cost of products sold)			30.4%		30.5%			32.7%		32.8%
Advertising, selling, general and administrative			20.5%		19.6%			20.1%		19.5%
Operating Income			8.9%		10.4%			12.1%		12.8%
Income before income taxes, minority interest and change in accounting principle			6.0%		7.4%			8.7%		9.3%
Net Income/(loss)			5.4%		4.7%			5.2%		5.5%
Income tax rate			9.7%		35.7%			40.4%		40.5%
Adjusted EBITDA			12.8%		12.8%			15.4%		15.4%

(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred in January 1 of each respective year, 2005 and 2004. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results.

ACCO Brands Corporation
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended September 30,
	2005					2004
			(C)				(B)
	(A)	(B)	ACCO	(D)	ACCO	(A)	Pro	(C)	(D)	ACCO
	As	Pro Forma	Brands Pro	Less:	Brands	As	Forma	ACCO Brands	Less:	Brands	%
	Reported	Adjustments	Forma	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Adjusted	Change
Net sales	$424.0	$83.0	$507.0	$—	$507.0	$303.8	$175.6	$479.4	$—	$479.4	5.8%
Cost of products sold	301.1	59.6	360.7	1.9	362.6	208.4	121.5	329.9	0.2	330.1	9.8%
Advertising, selling, general and administrative	88.9	22.8	111.7	(8.3)	103.4	59.0	42.4	101.4	(2.5)	98.9	4.6%
Amortization of intangibles	1.4	1.3	2.7	—	2.7	0.3	2.3	2.6	—	2.6	3.8%
Restructuring charges	0.4	(0.3)	0.1	(0.1)	—	—	—	—	—	—

Operating Income/(loss)	32.2	(0.4)	31.8	6.5	38.3	36.1	9.4	45.5	2.3	47.8	-19.9%

Interest expense, including allocation from former parent	9.1	8.2	17.3	—	17.3	2.1	15.2	17.3	—	17.3	0.0%
Other expense/(income), net	(1.3)	(0.4)	(1.7)	—	(1.7)	(0.5)	(2.2)	(2.7)	—	(2.7)	-37.0%

Income before income taxes, minority interest and change in accounting principle	24.4	(8.2)	16.2	6.5	22.7	34.5	(3.6)	30.9	2.3	33.2	-31.6%
Income taxes	19.9	(4.1)	15.8	(8.9)	6.9	(4.0)	(1.5)	(5.5)	5.6	0.1	6800.0%
Minority interest expense, net of tax	—	—	—	—	—	—	—	—	—	—

Net income/(loss) before change in accounting principle	4.5	(4.1)	0.4	15.4	15.8	38.5	(2.1)	36.4	(3.3)	33.1	-52.3%
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	—	—	—

Net Income/(loss)	$4.5	$(4.1)	$0.4	$15.4	$15.8	$38.5	$(2.1)	$36.4	$(3.3)	$33.1	-52.3%

Pro Forma Earnings/(loss) per share:
Basic			$0.01		$0.30			$0.71		$0.65	-53.0%

Diluted			$0.01		$0.30			$0.69		$0.63	-52.5%

Weighted average shares outstanding:
Basic			51,948		51,948			51,162		51,162
Diluted			53,026		53,026			52,755		52,755
SUPPLEMENTAL EBITDA CALCULATION
Net Income/(Loss)			$0.4		$15.8			$36.4		$33.1	-52.3%
Change in accounting principle, net of tax			0.0		0.0			0.0		0.0	nm
Minority Interest expense, net of tax			0.0		0.0			0.0		0.0	nm
Income tax expense			15.8		6.9			(5.5)		0.1	nm
Interest expense, net			17.3		17.3			17.3		17.3	0.0%
Other (income)/expense, net			(1.7)		(1.7)			(2.7)		(2.7)	-37.0%
Restructuring charges			0.1		0.0			0.0		0.0	nm
Amortization of Intangibles			2.7		2.7			2.6		2.6	3.8%
Amortization of SO’s and RSU’s			0.9		0.9			0.8		0.8	12.5%
Inventory acquisition expense			0.0		0.0			0.0		0.0	nm
Depreciation expense			9.8		9.8			10.7		10.7	-8.4%

Supplemental EBITDA			45.3		51.7			59.6		61.9	-16.5%
Restructuring related charges included in COS			(1.9)		0.0			(0.2)		0.0	nm
Restructuring related charges included in SG&A			8.3		0.0			2.5		0.0	nm

Adjusted EBITDA			$51.7		$51.7			$61.9		$61.9	-16.5%

Statistics (as a % of Q3 Net Sales, except for Income tax rate)

	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross Profit (Net sales, less Cost of products sold)	28.9%	28.5%	31.2%	31.1%
Advertising, selling, general and administrative	22.0%	20.4%	21.2%	20.6%
Operating Income	6.3%	7.6%	9.5%	10.0%
Income before income taxes, minority interest and change in accounting principle	3.2%	4.5%	6.4%	6.9%
Net Income/(loss)	0.1%	3.1%	7.6%	6.9%
Income tax rate	97.5%	30.4%	-17.8%	0.3%
Adjusted EBITDA	10.2%	10.2%	12.9%	12.9%
(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred in January 1 of each respective year, 2005 and 2004. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results.

ACCO Brands Corporation
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended June 30,
	2005					2004
			(C)					(C)
	(A)	(B)	ACCO	(D)	ACCO	(A)	(B)	ACCO	(D)	ACCO
	As	Pro Forma	Brands	Less:	Brands	As	Pro Forma	Brands	Less:	Brands	%
	Reported	Adjustments	Pro Forma	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Adjusted	Change
Net sales	$275.7	$186.6	$462.3	$—	$462.3	$268.7	$174.2	$442.9	$—	$442.9	4.4%

Cost of products sold	196.0	132.2	328.2	—	328.2	189.3	122.0	311.3	(2.9)	308.4	6.4%

Advertising, selling, general and administrative	56.6	44.0	100.6	(4.6)	96.0	63.1	41.4	104.5	(5.8)	98.7	-2.7%
Amortization of intangibles	0.4	2.2	2.6	—	2.6	0.3	2.2	2.5	—	2.5	4.0%
Restructuring charges	—	0.2	0.2	(0.2)	—	16.8	—	16.8	(16.8)	—

Operating income/(loss)	22.7	8.0	30.7	4.8	35.5	(0.8)	8.6	7.8	25.5	33.3	6.6%

Interest expense, including allocation from former parent	1.9	15.4	17.3	—	17.3	1.7	15.6	17.3	—	17.3	0.0%
Other expense/(income), net	0.6	(0.4)	0.2	—	0.2	0.2	0.3	0.5	—	0.5	-60.0%

Income before income taxes, minority interest and change in accounting principle	20.2	(7.0)	13.2	4.8	18.0	(2.7)	(7.3)	(10.0)	25.5	15.5	16.1%

Income taxes	6.0	(1.4)	4.6	1.6	6.2	3.8	(2.4)	1.4	1.8	3.2	93.8%
Minority interest expense, net of tax	—	—	—	—	—	—		—	—	—

Net income/(loss) before change in accounting principle	14.2	(5.6)	8.6	3.2	11.8	(6.5)	(4.9)	(11.4)	23.7	12.3	-4.1%

Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	—	—	—

Net Income/(loss)	$14.2	$(5.6)	$8.6	$3.2	$11.8	$(6.5)	$(4.9)	$(11.4)	$23.7	$12.3	-4.1%

Pro Forma Earnings/(loss) per share:
Basic			$0.17		$0.23			$(0.22)		$0.24	-4.7%

Diluted			$0.16		$0.22			$(0.22)		$0.23	-4.4%

Weighted average shares outstanding:
Basic			51,470		51,470			51,149		51,149
Diluted			52,930		52,930			52,751		52,751

SUPPLEMENTAL EBITDA CALCULATION

Net Income/(Loss)			$8.6		$11.8			$(11.4)		$12.3	-4.1%
Change in accounting principle, net of tax			0.0		0.0			0.0		0.0	nm
Minority Interest expense, net of tax			0.0		0.0			0.0		0.0	nm
Income tax expense			4.6		6.2			1.4		3.2	93.8%
Interest expense, net			17.3		17.3			17.3		17.3	0.0%
Other (income)/expense, net			0.2		0.2			0.5		0.5	-60.0%
Restructuring charges			0.2		0.0			16.8		0.0	nm
Amortization of Intangibles			2.6		2.6			2.5		2.5	4.0%
Amortization of SO’s and RSU’s			0.9		0.9			0.7		0.7	28.6%
Inventory acquisition expense			0.0		0.0			0.0		0.0	nm
Depreciation expense			10.7		10.7			12.0		12.0	-10.8%

Supplemental EBITDA			45.1		49.7			39.8		48.5	2.5%
Restructuring related charges included in COS			0.0		0.0			2.9		0.0	nm
Restructuring related charges included in SG&A			4.6		0.0			5.8		0.0	nm

Adjusted EBITDA			$49.7		$49.7			$48.5		$48.5	2.5%

Statistics (as a % of Q2 Net Sales, except for Income tax rate)

	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross Profit (Net sales, less Cost of products sold)	29.0%	29.0%	29.7%	30.4%
Advertising, selling, general and administrative	21.8%	20.8%	23.6%	22.3%
Operating Income	6.6%	7.7%	1.8%	7.5%
Income before income taxes, minority interest and change in accounting principle	2.9%	3.9%	-2.3%	3.5%
Net Income/(loss)	1.9%	2.6%	-2.6%	2.8%
Income tax rate	34.8%	34.4%	-14.0%	20.6%
Adjusted EBITDA	10.8%	10.8%	11.0%	11.0%
(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred in January 1 of each respective year, 2005 and 2004. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results.

ACCO Brands Corporation
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended March 31,
	2005					2004
			(C)					(C)
	(A)	(B)	ACCO	(D)	ACCO	(A)	(B)	ACCO	(D)	ACCO
	As	Pro Forma	Brands	Less:	Brands	As	Pro Forma	Brands	Less:	Brands	%
	Reported	Adjustments	Pro Forma	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Adjusted	Change
Net sales	$274.8	$179.9	$454.7	$—	$454.7	$270.9	$170.6	$441.5	$—	$441.5	3.0%
Cost of products sold	191.8	132.7	324.5	—	324.5	193.8	125.9	319.7	(1.8)	317.9	2.1%
Advertising, selling, general and administrative	56.3	48.3	104.6	(2.5)	102.1	60.6	42.0	102.6	(2.8)	99.8	2.3%
Amortization of intangibles	0.6	2.3	2.9	—	2.9	0.3	2.4	2.7	—	2.7	7.4%
Restructuring charges	—	1.1	1.1	(1.1)	—	2.6	0.9	3.5	(3.5)	—

Operating Income/(loss)	26.1	(4.5)	21.6	3.6	25.2	13.6	(0.6)	13.0	8.1	21.1	19.4%
Interest expense, including allocation from former parent	2.0	15.3	17.3	—	17.3	2.2	15.1	17.3	—	17.3	0.0%
Other expense/(income), net	1.4	0.3	1.7	—	1.7	0.3	(0.1)	0.2	—	0.2	750.0%

Income before income taxes, minority interest and change in accounting principle	22.7	(20.1)	2.6	3.6	6.2	11.1	(15.6)	(4.5)	8.1	3.6	72.2%
Income taxes	11.4	(6.0)	5.4	1.2	6.6	2.5	(5.6)	(3.1)	2.7	(0.4)	nm
Minority interest expense, net of tax	—	—	—	—	—	—	—	—	—	—

Net income/(loss) before change in accounting principle	11.3	(14.1)	(2.8)	2.4	(0.4)	8.6	(10.0)	(1.4)	5.4	4.0	-110.0%
Cumulative effect of change in accounting principle, net of tax	3.3	—	3.3	—	3.3	—	—	—	—	—

Net Income/(loss)	$14.6	$(14.1)	$0.5	$2.4	$2.9	$8.6	$(10.0)	$(1.4)	$5.4	$4.0	-27.5%

Pro Forma Earnings/(loss) per share:
Basic			$0.01		$0.06			$(0.03)		$0.08	-27.8%

Diluted			$0.01		$0.06			$(0.03)		$0.08	-26.7%

Weighted average shares outstanding:
Basic			51,269		51,269			51,080		51,080
Diluted			52,145		52,145			52,696		52,696
SUPPLEMENTAL EBITDA CALCULATION
Net Income/(Loss)			$0.5		$2.9			$(1.4)		$4.0	-27.5%
Change in accounting principle, net of tax			(3.3)		(3.3)			0.0		0.0	nm
Minority Interest expense, net of tax			0.0		0.0			0.0		0.0	nm
Income tax expense			5.4		6.6			(3.1)		(0.4)	nm
Interest expense, net			17.3		17.3			17.3		17.3	0.0%
Other (income)/expense, net			1.7		1.7			0.2		0.2	nm
Restructuring charges			1.1		0.0			3.5		0.0	nm
Amortization of Intangibles			2.9		2.9			2.7		2.7	7.4%
Amortization of SO’s and RSU’s			1.6		1.6			0.9		0.9	77.8%
Inventory acquisition expense			5.4		5.4			5.4		5.4	0.0%
Depreciation expense			10.4		10.4			13.1		13.1	-20.6%

Supplemental EBITDA			43.0		45.5			38.6		43.2	5.3%
Restructuring related charges included in COS			0.0		0.0			1.8		0.0	nm
Restructuring related charges included in SG&A			2.5		0.0			2.8		0.0	nm

Adjusted EBITDA			$45.5		$45.5			$43.2		$43.2	5.3%

Statistics (as a % of Q1 Net Sales, except for Income tax rate)

	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross Profit (Net sales, less Cost of products sold)	28.6%	28.6%	27.6%	28.0%
Advertising, selling, general and administrative	23.0%	22.5%	23.2%	22.6%
Operating Income	4.8%	5.5%	2.9%	4.8%
Income before income taxes, minority interest and change in accounting principle	0.6%	1.4%	-1.0%	0.8%
Net Income/(loss)	0.1%	0.6%	-0.3%	0.9%
Income tax rate	207.7%	106.5%	68.9%	-11.1%
Adjusted EBITDA	10.0%	10.0%	9.8%	9.8%
(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred in January 1 of each respective year, 2005 and 2004. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results.

ACCO Brands Corporation
PRO FORMA SEGMENT RESULTS
(Unaudited)
(Dollars in millions)

	2005					2004					Percent Change - Sales			Change - OI
	Pro Forma Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI	Pro Forma	Underlying	Currency	Adjusted	Adjusted	BP chng
	Sales	Pro Forma OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Net Sales	Growth	Translation	OI $	OI %	Margins
Q1:
Office Products	$310.5	$19.2	$1.0	$20.2	6.5%	$310.3	$13.2	$6.7	$19.9	6.4%	0.1%	-2.1%	2.2%	0.3	1.5%	0.09
Computer Products	44.3	8.9	—	8.9	20.1%	34.8	3.8	0.4	4.2	12.1%	27.3%	24.7%	2.6%	4.7	111.9%	8.02
Commercial-Industrial & Print Finishing	46.3	2.3	—	2.3	5.0%	42.2	1.7	—	1.7	4.0%	9.7%	6.9%	2.8%	0.6	35.3%	0.94
Other Commercial	53.6	1.4	—	1.4	2.6%	54.2	1.3	0.2	1.5	2.8%	-1.1%	-1.9%	0.8%	(0.1)	-6.7%	(0.16)
Corporate	—	(10.2)	2.6	(7.6)	-1.7%	—	(7.0)	0.8	(6.2)	-1.4%

Total	$454.7	$21.6	$3.6	$25.2	5.5%	441.5	$13.0	$8.1	$21.1	4.8%	3.0%	0.9%	2.1%	4.1	19.4%	0.76

	2005					2004					Percent Change - Sales			Change - OI
	Pro Forma Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI	Pro Forma	Underlying	Currency	Adjusted	Adjusted	BP chng
	Sales	Pro Forma OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Net Sales	Growth	Translation	OI $	OI %	Margins
Q2:
Office Products	$313.0	$18.8	$2.3	$21.1	6.7%	$307.2	$(1.2)	$27.5	$26.3	8.6%	1.9%	-0.3%	2.2%	(5.2)	-19.8%	(1.82)
Computer Products	49.1	12.1	—	12.1	24.6%	38.9	7.2	0.5	7.7	19.8%	26.2%	24.1%	2.2%	4.4	57.1%	4.85
Commercial-Industrial & Print Finishing	46.7	4.3	—	4.3	9.2%	43.3	3.5	0.1	3.6	8.3%	7.9%	5.5%	2.3%	0.7	19.4%	0.89
Other Commercial	53.5	3.6	—	3.6	6.7%	53.5	2.4	0.5	2.9	5.4%	0.0%	-1.4%	1.4%	0.7	24.1%	1.31
Corporate	—	(8.1)	2.5	(5.6)	-1.2%	—	(4.1)	(3.1)	(7.2)	-1.6%

Total	$462.3	$30.7	$4.8	$35.5	7.7%	$442.9	$7.8	$25.5	$33.3	7.5%	4.4%	2.3%	2.1%	2.2	6.6%	0.16

	2005					2004					Percent Change - Sales			Change - OI
	Pro Forma Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI	Pro Forma	Underlying	Currency	Adjusted	Adjusted	BP chng
	Sales	Pro Forma OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Net Sales	Growth	Translation	OI $	OI %	Margins
Q3:
Office Products	$340.3	$25.6	$(1.0)	$24.6	7.2%	$329.7	$30.3	$1.7	$32.0	9.7%	3.2%	2.2%	1.0%	(7.4)	-23.1%	(2.48)
Computer Products	59.3	11.6	—	11.6	19.6%	46.2	9.9	0.1	10.0	21.6%	28.4%	27.7%	0.7%	1.6	16.0%	(2.08)
Commercial-Industrial & Print Finishing	45.3	3.4	—	3.4	7.5%	42.3	4.4	—	4.4	10.4%	7.1%	6.1%	0.9%	(1.0)	-22.7%	(2.90)
Other Commercial	62.1	5.9	—	5.9	9.5%	61.2	7.5	—	7.5	12.3%	1.5%	0.6%	0.9%	(1.6)	-21.3%	(2.75)
Corporate	—	(14.7)	7.5	(7.2)	-1.4%	—	(6.6)	0.5	(6.1)	-1.3%

Total	$507.0	$31.8	$6.5	$38.3	7.6%	$479.4	$45.5	$2.3	$47.8	10.0%	5.8%	4.8%	0.9%	(9.5)	-19.9%	(2.42)

	2005					2004					Percent Change - Sales			Change - OI
	Pro Forma Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI	Pro Forma	Underlying	Currency	Adjusted	Adjusted	BP chng
	Sales	Pro Forma OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Net Sales	Growth	Translation	OI $	OI %	Margins
Q4:
Office Products	$340.7	$27.2	$4.3	$31.5	9.2%	$355.4	$41.6	$2.3	$43.9	12.4%	-4.1%	-3.1%	-1.1%	(12.4)	-28.2%	(3.11)
Computer Products	56.0	10.7	—	10.7	19.1%	49.7	11.4	0.1	11.5	23.1	12.7%	13.7%	-1.0%	(0.8)	-7.0%	(4.03)
Commercial-Industrial & Print Finishing	43.7	3.1	—	3.1	7.1%	47.3	5.1	—	5.1	10.8%	-7.6%	-5.3%	-2.3%	(2.0)	-39.2%	(3.69)
Other Commercial	72.6	11.7		11.7	16.1%	70.8	12.0	—	12.0	16.9%	2.5%	3.3%	-0.7%	(0.3)	-2.5%	(0.83)
Corporate	—	(6.8)	3.0	(3.8)	-0.7%	—	(6.7)	1.0	(5.7)	-1.1%

Total	$513.0	$45.9	$7.3	$53.2	10.4%	$523.2	$63.4	$3.4	$66.8	12.8%	-1.9%	-0.8%	-1.1%	(13.6)	-20.4%	(2.40)

	2005					2004					Percent Change - Sales			Change - OI
	Pro Forma Net		Excluded	Adjusted	Adjusted OI	Pro Forma		Excluded		Adjusted OI	Pro Forma	Underlying	Currency	Adjusted	Adjusted	BP chng
	Sales	Pro Forma OI	Charges	OI	Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	Margin	Net Sales	Growth	Translation	OI $	OI %	Margins
YTD:
Office Products	$1,304.5	$90.8	$6.6	$97.4	7.5%	$1,302.6	$83.9	$38.2	$122.1	9.4%	0.1%	-0.8%	1.0%	(24.7)	-20.2%	(1.91)
Computer Products	208.7	43.3	—	43.3	20.7%	169.6	32.3	1.1	33.4	19.7%	23.1%	22.2%	0.9%	9.9	29.6%	1.05
Commercial-Industrial & Print Finishing	182.0	13.1	—	13.1	7.2%	175.1	14.7	0.1	14.8	8.5%	3.9%	3.1%	0.9%	(1.7)	-11.5%	(1.25)
Other Commercial	241.8	22.6	—	22.6	9.3%	239.7	23.2	0.7	23.9	10.0%	0.9%	0.4%	0.5%	(1.3)	-5.4%	(0.62)
Corporate	—	(39.8)	15.6	(24.2)	-1.2%	—	(24.4)	(0.8)	(25.2)	-1.3%

Total	$1,937.0	$130.0	$22.2	$152.2	7.9%	$1,887.0	$129.7	$39.3	$169.0	9.0%	2.6%	1.7%	0.9%	(16.8)	-9.9%	(1.10)

ACCO Brands Corporation
Price, Volume, Currency Analysis
(Unaudited)

	Percent Change - Sales
	Pro Forma
	Net Sales	Currency
	Growth	Translation	Price	Volume
Office Products	0.1%	1.0%	-1.1%	0.0%
Computer Products	23.1%	0.9%	-0.1%	21.9%
Commercial-Industrial & Print Finishing	3.9%	0.9%	1.7%	1.4%
Other Commercial	0.9%	0.5%	0.4%	-0.1%

Total Company	2.6%	0.9%	-0.6%	2.1%